As filed with the Securities and Exchange Commission on January 9, 2001

================================================================================

                                                  Registration File No-333-39044


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                               Amendment Number 4
                                       To
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                 SB Merger Corp.
             (Exact name of registrant as specified in its charter)

           Delaware                      6770 (a blank check company)             38-3506266
(State or other jurisdiction of          (Primary Standard Industrial          (I.R.S. Employee
 incorporation or organization)           Classification Code Number)        Identification Number)

                              305 East Grand River
                             Brighton Michigan 48116
                                 (810) 220-1220
          (Address and telephone number of principal executive offices and principal place of business)

                           Judith Haselton, President
                                 SB Merger Corp.
                              305 East Grand River
                            Brighton, Michigan 48116
                                 (810) 220-1220
           (Name, address, and telephone number of agent for service)

                                   Copies to:

                             James D'Esposito, Esq.
                          Gusrae, Kaplan & Bruno, PLLC
                                 120 Wall Street
                            New York, New York 10005
                                 (212) 269-1400

                                 ---------------

        Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
                                                       Proposed            Proposed
                                   Dollar               Maximum             Maximum            Amount of
  Title of Each Class of        Amount to be        Offering Price         Aggregate          Registration
Securities to be Registered    Registered (1)        Per Share (1)     Offering Price (1)        Fee(2)
------------------------------------------------------------------------------------------------------------
Common Stock, $0.001
Par value                         $125,000               $1.00              $125,000             $33.00
------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

(2)  Previously paid.

                                 --------------

                                 SB Merger Corp.

          125,000 shares of Common Stock at a price of $1.00 per share

     SB Merger Corp. is offering 125,000 shares of Common Stock through Merit Capital Associates, Inc. on a best-efforts all-or-none basis. Merit Capital is NOT required to purchase any of the shares and if all of the shares cannot be sold, none of the shares will be sold. The offering will terminate on _______, 2001 (90 days from the date of this prospectus; unless extended for up to an additional 90 days by the company; the company will advise the subscribers in writing by letter of an extension, if any). If $125,000 in proceeds is not received by such date, all funds will be returned to the persons who subscribed to the offering, without interest or penalty. All payments for the securities shall be made payable to the order of "SB Merger Corp. Escrow Account" and shall be promptly deposited in an escrow account for the benefit of subscribers to be entitled "SB Merger Corp. Escrow Account" or a similar designation, maintained at Continental Stock Transfer & Trust Company at #2 Broadway, 19th Floor, New York, New York 10004, as escrow agent.

     Prior to this offering, there has been no public market for the shares and a market may never develop for the shares. The offering price of the shares has been arbitrarily set by us. We are what is commonly called a "blank check" company with no operating business. Our goal is to locate an operating business to merge into our company. The Securities and Exchange Commission has very specific rules on how an offering like ours is to be undertaken. See page 9 of this Prospectus, which details these requirements.

These securities involve a high degree of risk and immediate substantial dilution and should be purchased only by persons who can afford the loss of their entire investment. See "Risk Factors" on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

================================================================================
                              Price to        Underwriting       Proceeds to
                               Public           Discounts          Company
--------------------------------------------------------------------------------
Per Share                       $1.00             $0.03             $0.97
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total                         $125,000           $3,750           $121,250
================================================================================

                                 ---------------

                         Merit Capital Associates, Inc.

               The date of this Prospectus is ____________, 2001.

                                 ---------------

                                TABLE OF CONTENTS

                                                                            Page
Prospectus Summary........................................................    1
Risk Factors..............................................................    2
Use of Proceeds...........................................................    4
Dilution..................................................................    6
Management's Discussion and Analysis or Plan of Operation.................    7
Proposed Business.........................................................    7
Management................................................................   13
Certain Transactions......................................................   15
Principal Stockholders....................................................   15
Description of Securities.................................................   16
Shares Eligible for Future Sale...........................................   17
Plan of Offering- Escrow of Funds.........................................   17
Legal Matters.............................................................   19
Experts...................................................................   19
Additional Information....................................................   19
Index to Financial Statements.............................................  F-1

This prospectus contains information you should consider when making your investment decision. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus.

We are conducting a blank check offering subject to the Securities and Exchange Commission's Rule 419 under the Securities Act of 1933. We will deposit into an escrow account a minimum of 90% of the offering proceeds and the securities purchased by investors. While held in the escrow account, the securities may not be traded or transferred. Except for up to 10% of the deposited funds ($12,500) the deposited funds and the deposited securities may not be released until an acquisition is made which meets the criteria specified in Rule 419, and a sufficient number of investors (i.e. a majority of the investors purchasing pursuant to this prospectus) reconfirm their investment in accordance with Rule 419 procedures. Pursuant to these procedures, we will deliver to all investors a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements. We will return the pro rata portion of the deposited funds, without interest, to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain so, we will return to all investors their pro rata portion of the deposited proceeds, without interest, and none of the deposited securities will be issued to investors. If we do not complete an acquisition within 18 months of the date of this prospectus, we will return the deposited proceeds, without interest, on a pro rata basis to all investors.

     We have registered the shares or the company, or registration is not required, only in the states of Maryland, New York, Rhode Island, and the District of Columbia (the "primary distribution states") and initial sales may only be made in such jurisdictions. Purchasers of securities in this offering must be residents of the primary distribution states.

     The shares are offered subject to prior sale, acceptance of an offer to purchase, and to withdrawal or cancellation without notice. The offering cannot be modified unless an amended registration statement is filed and declared effective by the Securities and Exchange Commission.

     We intend to supply our shareholders with annual reports containing financial information examined and reported upon, with an opinion expressed by, independent certified accountants. Our fiscal year end is December 31st. In addition, we may furnish unaudited quarterly or other interim reports to our shareholders as we deem appropriate. We are subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934 and in accordance therewith, will file reports and other information with the Securities and Exchange Commission. In the event we no longer would be required to file reports and other information with the SEC under the Securities Exchange Act, we intend to continue to file such reports. Copies of these reports and other information filed by us can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates.

                               PROSPECTUS SUMMARY

General

     We are a "blank check" company formed as a Delaware corporation on January 3, 2000 to serve as a vehicle to effect a business combination with a company that we believe has significant growth potential. We have no operating business and a very modest capitalization.

     We do not intend to give preference to any specific industry sector, but do expect the business will have its principal operations in the United States. As described in more detail later in this prospectus, the business must have a minimum fair market value of at least $100,000 (80% of the offering proceeds.) We have had no discussions with any companies regarding a business combination and cannot provide you any assurance that we will find a company with which we think it makes sense to combine. We will need investors representing at least 80% of the shares sold through this offering to reconfirm their investments prior to consummating any business combination. Before you vote, we must file and deliver to you an amendment to this prospectus outlining the proposed combination and business. Unless we make an acquisition within 18 months of the date of this Prospectus, the proceeds, less up to a maximum of 10%, which may be used for finding an acquisition, will be returned to the investors.

     Our offices are located at 305 East Grand River, Brighton, Michigan 48116 and our telephone number is (810) 220-1220.

Summary Financial Information

     The summary financial information has been extracted from the financial statements found at the back of this prospectus. The information gives effect to the sale of the 125,000 Shares in this offering. If we consummate a business combination, the redemption rights afforded to the shareholders may result in up to 25,000 shares being redeemed for approximately $25,000. Any redemptions would reduce our assets.

                                                            August 31, 2000
                                                         ----------------------
                                                           Actual     Adjusted
                                                         ---------    ---------
Balance Sheet Data:
  Total assets .......................................   $  14,212    $ 129,212
  Total liabilities ..................................           0            0

  Common stock and additional paid-in-capital ........      30,000      145,000

  Accumulated deficit during development stage .......     (15,788)     (15,788)

  Total stockholders' equity including amount
    subject to Redemption ............................      14,212      129,212

                                  RISK FACTORS

     The shares are a very risky investment and should be purchased only by persons who can afford a loss of their entire investment. Investor should consider carefully the following risks in evaluating an investment in the shares offered hereby.

We are a small company with no operating history and no revenue generating business plan; consequently, there is no assurance that a target business can be found or, if found, will be successful.

     We were only formed in January 2000 and haven't conducted any business which can fund any operations. We must combine with an operating business to survive as a going concern. Our management has some experience relating to the identification, evaluation and acquisition of operating businesses. There is no assurance that any target business can be found or that a target business we buy will be successful.

Investor funds will be escrowed without interest, inaccessible for up to eighteen months, and may be returned without interest if no transaction is completed.

     The Company will hold the funds from this offering in an escrow account until management finds a company with which to merge and a majority of the investors approve that transaction. There can be no assurance that management will find a company with which to merge or that the investors will approve a transaction, if found. If no transaction is found or approved, the funds will be tied up in the escrow account for eighteen months and then returned to the investors without interest.

There may be conflicts of interest between management's goals and those of the investors; consequently, management may suggest a transaction that is good for them, but not for investors.

     Management does not intend to take any fees or other compensation from the company. It will look to get its returns from appreciation in the common stock, but it is important to note that they paid about 10% of the price paid by the public offering investors. Mitigating against the possibility that management may undertake transactions with undue consideration of their own interests is the requirement that investors representing at least 80% of the shares purchased in this offering must reconfirm their investments, after disclosure of all material information, including the terms of management's involvement and consideration, if any, before any business combination may be consummated. See "Management - Conflicts of Interest."

You will be depending entirely on the part-time executive officers and Board of Directors to conclude a transaction; management will have broad discretion in allocating the proceeds of this offering; and the transaction may not result in a return on your investment.

     Investors will be entirely dependent on the broad discretion and judgment of management in connection with the allocation of the proceeds of the offering and the selection of a target business. However, we will not proceed with a business combination unless investors representing at least 80% of the shares purchased in this offering reconfirm their investments. None of our directors or executive officers has had any preliminary contact or discussions with any representative of any target business regarding consummation of a business combination. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of a particular industry or the target business. See "Proposed Business - "Blank Check" Offering - Limited Ability to Evaluate Management of a Target Business."

     We do not have any independent directors; given the part-time efforts of management, they may face conflicts in allocating their time and we may miss opportunities otherwise available to us.

     We only have two officers, who are also the only directors of the company. We have no independent or outside directors. Our officers are not required to commit a substantial amount of their time to our affairs and they may have conflicts of interests in allocating time to the company. Management will only be spending part of their time on the business of the company; consequently, management may miss opportunities they may have otherwise found had they been spending all of their time on the business of the company. See "Management - Conflicts of Interest."

     This is a "Blank Check" or "Blind Pool" offering and management has broad discretion as to the type of acquisition, leaving the investors with little opportunity except to vote on transactions brought to the company by management.

     You will be investing in the company without an opportunity to evaluate the specific merits or risks of any one or more business combinations reviewed by management. As a result, investors will be entirely dependent on the broad discretion and judgment of management in connection with the allocation of the proceeds of the offering and the selection of a target business. However, we will not proceed with a business combination unless investors representing at least 80% of the shares purchased in this offering reconfirm their investments. See "Proposed Business - "Blank Check" Offering - Unspecified Industry and Target Business."

Management will change after a business combination; the target company's management may lack necessary skills for success.

     The role of our management in the operations of the business following a business combination cannot be stated with certainty. We intend to scrutinize closely the management of a prospective business but we cannot be sure that our analysis will be accurate or that the management will have the necessary skills, qualifications or abilities to manage a public company embarking on a program of business development. We do not believe that our current directors or executive officers will remain associated with the company in any capacity following a consummation of a business combination. See "Proposed Business - "Blank Check" Offering - Limited Ability to Evaluate Management of a Target Business."

Any business combination is expected to require additional financing, without which there is little likelihood of success of the business of the company.

     Although we anticipate that the net proceeds of this offering will be sufficient to effect a business combination, inasmuch as we have not yet identified any prospective target business candidates, we cannot ascertain with any degree of certainty the capital requirements for any particular business combination. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. We do not have any arrangements with any bank or financial institution to secure additional financing and cannot be sure that any arrangement would be available on acceptable terms. We may effect a business combination with a target business which may be financially unstable or in its early stages of development or growth.

The lapse of time and the requirement of a reconfirmation offering each creates the possibility that we may not complete the business combination; any funds returned to investors will not earn any interest.

     If we do not effect a business combination within 18 months from the date of this Prospectus, we will return to the holders of Common Stock acquired in this offering the amount of their original investment without any interest.

     When we execute an agreement for a potential business combination, we will offer to each of the non-affiliated public stockholders the right, for a specified period of time of not less than 20 business days and not more than 45 business days, to reconfirm his or her investment. The shares of any stockholder who fails to reconfirm his or her investment will be redeemed at a price equal to the purchase price of such shares without any interest. The Reconfirmation Offer will be described in the disclosure documentation relating to the proposed business combination. If non-affiliated public stockholders holding more than 20% of such Common Stock elect to redeem their shares, we will not proceed with the proposed business combination. As a result, our ability to consummate a particular business combination may be impaired.

There is uncertainty as to whether a public trading market will develop following a business combination; without such a market, shareholders may be unable to sell their shares.

     There can be no assurance that there will be an active trading market for our securities following the completion of a business combination or, if a market does develop, as to the market price for the securities. There are no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in the shares. People who want to sell their shares following the conclusion of a business combination may not be able to do so.

We do not expect to pay dividends, so investors will have to look to appreciation in the value of their stock to obtain a return on their investment.

     Our ability to pay dividends after consummating any business combination will be contingent upon revenues and earnings, if any, capital requirements and our general financial condition. We expect that any successor company would want to keep the cash generated by operations, if any, to build the business. The payment of any dividends subsequent to a business combination will be within the discretion of the Board of Directors of the company after the combination.

State Blue Sky registration requirements substantially restrict resales of the shares you purchase.

     The trading market for the shares will be limited because a significant number of states have enacted regulations restricting or, in many instances, prohibiting the sale of securities of "blank check" issuers within that state. Other states, while not specifically prohibiting or restricting "blank check" companies, would not register the securities to be offered in this offering for sale in their states. Because of these regulations, we have registered to offer the shares only in the states of Maryland and Rhode Island. In addition, we have registered the Company as an "issuer-dealer" in New York. The District of Columbia does not require the shares to be registered. Initial sales may only be made in such jurisdictions.

The Board of Directors has the authority to issue more shares, causing substantial dilution to you, without your approval.

     Our Certificate of Incorporation authorizes the issuance of 2,000,000 shares of Common Stock. Upon completion of this offering there will be 1,750,000 authorized but unissued shares of Common Stock available for issuance. We will, in all likelihood, issue a substantial number of additional shares in connection with or following a business combination. Our stockholders will experience dilution of their ownership interests. The Certificate of Incorporation also authorizes the issuance of 500,000 shares of preferred stock with such designations, powers, preferences, rights, qualifications, limitations and restrictions and in such series as the Board of Directors, subject to the laws of the State of Delaware, may determine from time to time. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. There are currently no outstanding shares of Preferred Stock.

                                 USE OF PROCEEDS

     The net proceeds of the offering will be $125,000. Estimated expenses of $25,000 and underwriting commissions of $3,750 (3% of offering proceeds payable to Merit Capital Associates, Inc.) will be paid from existing capital. Consequently, all of the proceeds from this offering will be held for acquisition costs associated with a business combination and for use following the business combination. Net proceeds will be held in an escrow account maintained by an escrow agent, until we notify the escrow agent (i) that we have completed a transaction or series of transactions in which a specific business has been acquired with a fair value of at least $100,000, or (ii) to distribute the escrowed funds, in connection with a liquidation of the company, to the then holders of the shares sold in this offering. Any investment of proceeds held in the escrow account will be made, until released, in short-term United States government securities, including treasury bills, cash and cash equivalents. While we are entitled to use up to 10% ($12,500) of the escrowed proceeds in pursuit of a business combination, we are escrowing 100% of the proceeds until a business combination is approved by the shareholders.

     We will use the net proceeds of this offering, together with the income earned on such funds, if any, principally in connection with effecting a business combination, including selecting and evaluating potential target businesses and structuring and consummating a business combination (including possible payment of finder's fees or other compensation to persons or entities which provide assistance or services). While management does not intend to take any fees or other compensation (but only to obtain their investment return through appreciation in the common stock), there is no assurance that we will not pay fees to firms or individuals with whom management has relationships. Management has a substantial number of relationships in the business community and considers it likely that they will draw on these relationships and pay reasonable fees to those parties involved in a concluded business combination. The form or amount of these fees or other consideration cannot be determined at this time.

     We will not have discretionary access to the monies in the escrow account, including any income earned on such amounts, and stockholders will not receive any distribution of income or have any ability to direct the use or distribution of any income. Thus, any income will cause the amount in escrow to increase. We cannot use the escrowed amounts to pay the costs of evaluating potential business combinations. We anticipate using the net proceeds from the sale of the Common Stock as follows:

         Use                                            Amount       Percentage
         ---                                            ------       ----------
     Professional Fees and Related Acquisition
     Costs                                              $50,000         40%

     Post-Merger Working Capital                        $75,000         60%

     It is expected that the majority of the funds held in escrow will be used to pay lawyers, accountants, printers, and others in connection with the Post-Effective Amendment and other legal documentation required to complete a business combination. It is expected that any remaining proceeds will be used by the acquired company as working capital. All proceeds will be held in the escrow account until a merger has been approved by the shareholders of both companies. The proceeds will be released to the combined company in connection with the conclusion of the merger, which in effect delivers the proceeds over to the successor management team. There can be no assurance that the successor company will have any excess proceeds available following the payment of the above-referenced expenses.

     We may seek to issue additional securities if we require additional funds to meet our operating and administrative expenses. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to such persons after a business combination. Our experience and expectation is that no remuneration will be paid to current officers or directors, and that there will be no further involvement with the company following the merger. No portion of the gross proceeds from this offering will be paid to our officers, directors, their affiliates or associates for expenses of this offering. Management is not aware of any circumstances under which the aforementioned policy may be changed.

     To the extent that the Company is required to pay professional or other fees in excess of the cash available in the company's bank account, the officers may lend money to the company to pay such expenses. The capitalization of the company has been designed to avoid such a situation, but unforeseen circumstances may result in the company needing additional money prior to concluding a business combination. While there is no expectation that management will have to loan the company money, there is also no limitation on the amount to be loaned, should such an occasion arise. We expect that any such loans would be repaid at conclusion of a business combination and would make that clear to the target company in any negotiation with such company.

                                    DILUTION

     The difference between the public offering price per share of Common Stock and the pro forma net tangible book value per share of our Common Stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock.

     At August 31, 2000, our net tangible book value was $14,212 or $0.11 per share of Common Stock. After giving effect to the sale of 125,000 shares offered hereby and the initial application of the estimated net proceeds therefrom, the pro forma net tangible book value of the company at August 31, 2000, would be $129,212 or $0.52 per share, representing an immediate increase in net tangible book value of $0.41 per share to existing stockholders and an immediate dilution of $0.48 per share to investors purchasing shares in this offering. This is an immediate reduction of 48% in value per share to the new investors as compared to the price per share paid by the investors. The following table illustrates the foregoing information with respect to dilution to investors purchasing shares in this offering on a per share basis:

Public offering price per share of Common Stock........................             $1.00
Net tangible book value per share of Common Stock before this
  Offering.............................................................    $0.11
Increase attributable to this offering.................................    $0.41
Pro forma net tangible book value per share of Common Stock after
  this offering........................................................             $0.52
                                                                                    -----
Dilution to new investors..............................................             $0.48
                                                                                    =====

     The following table sets forth, with respect to existing stockholders and investors in this offering, a comparison of the number of shares of Common Stock acquired from the company, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share:

                                  Shares Purchased           Average Total Consideration
                             -------------------------       ---------------------------       Price
                              Amount         Percentage        Amount        Percentage      Per Share
                             --------         --------        --------        --------        -------
Existing Stockholders         125,000               50        $ 30,000              19        $  0.24
New Investors .......         125,000               50        $125,000              81        $  1.00
                             --------         --------        --------         -------        -------
                              250,000           100.0%        $155,000             100
                             ========         ========        ========         =======

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

     We are currently in the development stage and in the process of raising capital. All activity to date has been related to its formation and proposed financing. Our ability to commence operations is contingent upon obtaining adequate financial resources through this offering. As of August 31, 2000, we had not incurred any material costs or expenses other than those associated with formation of the company. We will use the net proceeds of this offering, together with the income and interest earned thereon, if any, principally in connection with effecting a business combination, and structuring and consummating a business combination (including possible payment of finder's fees or other compensation to persons or entities which provide assistance or services). We do not have discretionary access to any income on the monies in the escrow account and stockholders will not receive any distribution of the income or have any ability to direct the use or distribution of any such income. Thus, any such income will cause the amount in escrow to increase. We cannot use the escrowed amounts to pay the costs of evaluating potential business combinations. To the extent that Common Stock is used as consideration to effect a business combination, the balance of the net proceeds of this offering not then expended will be used to finance the operations of the Target Business. See "Use of Proceeds." No cash compensation will be paid to any officer or director in their capacities as such until after the consummation of the first business combination. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to such persons after a business combination.

     In the event that we do not effect a business combination within 18 months from the date of this Prospectus, we will distribute to the then holders of Common Stock acquired as part of the shares sold in this offering the amount held in the escrow account, without interest.

                                PROPOSED BUSINESS

Introduction to the Company

     We are a "blank check" company formed on January 3, 2000 to effect a business combination with a target business which we believe has significant growth potential. To date, our efforts have been limited to organizational activities and this offering. The implementation of our business objectives is wholly contingent upon the successful sale of the shares offered hereby. We intend to utilize the proceeds of this offering, any sales of additional equity securities or debt securities, bank and other borrowings or a combination of those sources in effecting a business combination with a target business which we believe has significant growth potential. While we may, under certain circumstances, seek to effect business combinations with more than one target business, as a result of its limited resources we will, in all likelihood, have the ability to effect only a single business combination.

"Blank Check" Offering

     Background. As a result of management's broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a "blank check" offering. Although substantially all of the net proceeds of this offering are intended to be utilized generally to effect a business combination, such proceeds are not otherwise being designated for any more specific purposes.

     A common reason for a target company to enter into a merger with a "blind pool" company is the desire to establish a public trading market for its shares. Such a company would hope to avoid what it may deem to be the adverse consequences of undertaking a public offering itself, such as the time delays and significant expenses incurred to comply with the various Federal and state securities laws that regulate initial public offerings.

     Unspecified Industry and Target Business. We will seek to acquire a target business without limiting ourselves to a particular industry. Most likely, the target business will be primarily located in the United States, although we reserve the right to acquire a target business primarily located outside the United States. In seeking a target business, we will consider, businesses which offer or provide services or develop, manufacture or distribute goods in the United States or abroad, in the following areas:

     o    health care and health products,

     o    educational services,

     o    environmental services,

     o consumer-related products and services (including amusement and/or recreational services),

     o    personal care services,

     o voice and data information processing and transmission and related technology development

     We will not acquire a target business unless the fair market value of such business, as determined by us, is at least 80% of the proceeds of this offering. If we determine that the financial statements of a proposed target business do not clearly indicate that the fair market value test has been satisfied, we will obtain an opinion from an independent investment banking firm (which is a member of the NASD) with respect to the satisfaction of such criteria.

     In connection with stockholder approval of a business combination, we intend to provide stockholders with disclosure documentation in accordance with the SEC's proxy rules, including audited financial statements, concerning a target business. Accordingly, any target business that is selected would need to have audited financial statements or be audited in connection with the transaction. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of revenue or income), we will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that we effect a business combination with an entity in an industry characterized by a high level of risk, we will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although management will endeavor to evaluate the risks inherent in a particular industry or target business, you cannot assume that we will properly ascertain or assess all risks.

     Probable Lack of Business Diversification. As a result of the limited resources of the company, we expect to effect only a single business combination. Accordingly, the prospects for our success will be entirely dependent upon the future performance of a single business. Unlike certain entities that have the resources to consummate several business combinations or entities operating in multiple industries or multiple segments of a single industry, we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. A target business may be dependent upon the development or market acceptance of a single or limited number of products, processes or services, in which case there will be an even higher risk that the target business will not prove to be commercially viable. We have no present intention of either loaning any of the proceeds of this offering to any target business or of purchasing or acquiring a minority interest in any target business.

     Limited Ability to Evaluate Management of a Target Business. The role of the present management following a business combination cannot be stated with any certainty. Although we intend to scrutinize closely the management of a prospective target business in connection with our evaluation of a business combination with a target business, there can be no assurance that our assessment of management will prove to be correct.

     In evaluating a prospective target business, management will consider several factors, including the following:

o experience and skill of management and availability of additional personnel of the target business;

o    costs associated with effecting the business combination;

o    equity interest retained by our shareholders in the merged entity;

o    growth potential of the target business;

o    capital requirements of the target business;

o    capital available to the target business;

o    competitive position of the target business;

o    stage of development of the target business;

o degree of current or potential market acceptance of the target business, products or services;

o    proprietary   features  and  degree  of  intellectual   property  or  other
     protection of the target business;

o    the financial statements of the target business; and

o    the regulatory environment in which the target business operates.

     The foregoing criteria are not intended to be exhaustive and any evaluation relating to the merits of a particular target business will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by management. In connection with its evaluation of a prospective target business, management anticipates that it will conduct a due diligence review which will encompass, among other things, meeting with incumbent management and inspection of facilities, as well as a review of financial, legal and other information.

     The time and costs required to select and evaluate a target business (including conducting a due diligence review) and to structure and consummate the business combination (including negotiating and documenting relevant agreements and preparing requisite documents for filing pursuant to applicable corporate and securities laws) cannot be determined at this time. The company officers intend to devote 15 to 20 hours per month of their time to the affairs of the company, and, accordingly, the consummation of a business combination may require a greater period of time than if management devoted their full time to our affairs. However, each officer will devote such time as they deem reasonably necessary to carry out the business and affairs of the company. The amount of time devoted to the business and affairs may vary significantly depending upon, among other things, whether we have identified a target business or are engaged in active negotiation of a business combination. Any costs incurred in connection with the identification and evaluation of a prospective target business with which a business combination is not ultimately consummated will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination or for the resulting entity to utilize.

     We anticipate that various prospective target businesses will be brought to our attention from various sources, including securities broker-dealers, investment bankers, venture capitalists, bankers, other members of the financial community, including, possibly, the executive officers and their affiliates.

     As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. We will evaluate the possible tax consequences of any prospective business combination and will endeavor to structure a business combination so as to achieve the most favorable tax treatment to our company, the target business and our respective stockholders. There can be no assurance that the Internal Revenue Service or relevant state tax authorities will ultimately assent to our tax treatment of a particular consummated business combination. To the extent the Internal Revenue Service or any relevant state tax authorities ultimately prevail in recharacterizing the tax treatment of a business combination, there may be adverse tax consequences to our company, the target business, and our respective stockholders.

Acquisition Restrictions

     We may acquire a company or business by purchasing, trading or selling the securities of such company or business. However, we do not intend to engage primarily in such activities. Specifically, we intend to conduct our activities so as to avoid being classified as an "investment company" under the Investment Company Act of 1940, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Company Act and the regulations promulgated thereunder.

     Section 3(a) of the Investment Company Act excepts from the definition of an "investment company" an entity which does not engage primarily in the business of investing, reinvesting or trading in securities, or which does not engage in the business of investing, owning, holding or trading "investment securities" (defined as "all securities other than government securities or securities of majority-owned subsidiaries") the value of which exceed 40% of the value of its total assets (excluding government securities, cash or cash items). We intend to implement our business plan in a manner which will result in the availability of this exception from the definition of an investment company. Consequently, our acquisition of a company or business through the purchase and sale of investment securities will be limited. Although we intend to act to avoid classification as an investment company, the provisions of the Investment Company Act are extremely complex and it is possible that we may be classified as an inadvertent investment company. We intend to vigorously resist classification as an investment company, and to take advantage of any exemptions or exceptions from application of the Investment Company Act, which allows an entity a one time option during any three-year period to claim an exemption as a "transient" investment company. The necessity of asserting any such resistance, or making any claim of exemption, could be time consuming and costly, or even prohibitive, given our limited resources.

     We will be subject to certain reporting requirements under the Exchange Act. In the event we no longer would be required to file reports and other information with the SEC under the Exchange Act, we intend nonetheless to continue to file such reports. Pursuant to Sections 13 and 15(d) of the Exchange Act, in the event significant acquisitions take place, we will be required to furnish information including certified financial statements for the acquired company covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required certified financial statements will not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

     Various impediments to an acquisition of a business or company or a merger may arise such as appraisal rights afforded the shareholders of a prospective acquisition company or merger partner under the laws of the state of organization of the prospective acquisition company. This may prove to be deterrent to a particular combination.

     Pursuant to a resolution adopted and approved by the Board of Directors, we will not acquire or merge with any business or company in which our promoters, management or their affiliates or associates, directly or indirectly, have an ownership interest. Management has agreed that this resolution will not be changed by management's own initiative.

Rule 419 Prescribed Acquisition Criteria and Reconfirmation

     This offering can be said to be a so-called "blank check" due to the fact that we are a development stage company that has no specific business plan or purpose and have indicated that our business plan or purpose is to merge with or be acquired by an unidentified company. As mentioned previously, we were formed to raise capital and seek business opportunities believed to hold a potential for profit. We will primarily investigate the possible acquisition of business interests by merger, consolidation, stock for stock exchange or purchase of assets. We hope to be able to effect a tax-free exchange once a business opportunity satisfactory to management is located. However, no assurance can be given that an attractive business opportunity will become available to us on a tax-free exchange basis, or on another basis. We are under no binding commitment, arrangement, or contract to acquire any business interests or products on terms attractive and acceptable to us. It is likely that our limited funds will limit our potential acquisitions to one, or possibly two business interests or products, and as such, it is expected that our interest(s) will not be very diversified.

     This blank check offering is subject to Rule 419 under the Securities Act. As such, among other things, the fair market value of the business or assets to be acquired must represent at least 80% of the proceeds of this offering. For purposes of this blank check offering, the fair market value of the business or assets to be acquired must be at least $100,000. Once an acquisition agreement meeting the above criteria has been executed, we must successfully complete a reconfirmation offering as described below.

Post-Effective Amendment

     Once the agreement(s) governing the acquisition(s) of (a) business(es) meeting the above criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidates(s) and its business(es), including audited financial statements, the results of this offering, and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer requires satisfaction of certain prescribed conditions before the offering proceeds and shares can be released from escrow.

Reconfirmation Offering

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the reconfirmation offer must include the following conditions:

     (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

     (2) Each investor will have no fewer than 20, and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor;

     (3) If we do not receive written notification from any investor within 45 business days following the effective date, the pro-rata portion of the offering proceeds (without any interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

     (4) The acquisition(s) will be consummated only if investors representing at least 80% of the offering proceeds elect to reconfirm their investments;

     (5) If a consummated acquisition(s) has not occurred within 18 months from the date of this Prospectus, the offering proceeds held in the escrow account shall be returned to all investors on a pro-rata basis within five business days by first class mail or other equally prompt means;

     (6) Investors who receive their pro rata portion of the offering proceeds will receive any interest. Investors who elect to remain investors will not receive any interest when their pro-rata portion of the offering proceeds is released to us.

Release of Offering Proceeds and Shares from Escrow

     The offering proceeds and shares held in escrow may be released to us and the investors, respectively, after the escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

     (1) We have executed an agreement for the acquisition(s) of a business(es) for which the fair value of the business represents at least 80% of the offering proceeds and have filed the required post-effective amendment;

     (2) The post-effective amendment has been declared effective, the mandated reconfirmation offer prescribed by Rule 419 has been completed and we have satisfied all of the prescribed conditions of the reconfirmation offer;

     (3) The acquisition(s) of the business(es) with a fair value of at least 80% of the offering proceeds has been consummated.

Certain Securities Laws Considerations

     Under the Federal securities laws, public companies must furnish stockholders certain information about significant acquisitions, which information may require audited financial statements for an acquired company with respect to one or more fiscal years, depending upon the relative size of the acquisition. Consequently, we will only be able to effect a business combination with a prospective target business that has available audited financial statements or has financial statements which can be audited.

Facilities

     Pursuant to an oral agreement, we utilize the offices of Richard L. Campbell, our Secretary and Treasurer at no cost to the company.

Employees

     As of the date of this Prospectus, we employ Ms. Haselton and Mr. Campbell on a part time basis. Such persons will serve as officers and directors without compensation at least until completion of a business combination.

                                   MANAGEMENT

Directors and Officers

     The current directors and officers are:

      Name                             Age               Position
      ----                             ---               --------
Judith S. Haselton.................     45    Chairman of the Board, President,
                                                Director
Richard L. Campbell................     45    Secretary, Treasurer, Director

Management

     Judith S. Haselton, Chairman of the Board, President and Director is an independent financial consultant and private investor. From February, 1987 to October, 1991, she was employed as an investment banker in the corporate finance department of Smith Barney, Inc., and from June, 1983 to February, 1987, with E.F. Hutton and Company Inc. She also served from June, 1980 to June, 1983 as a commercial banker with Bank of America NT & SA. Ms. Haselton received her Masters in Business Administration from Columbia University Graduate School of Business and her undergraduate degree from Macalester College.

     Richard L. Campbell, Secretary, Treasurer, and Director, has been a Managing Partner of StockBridge, LLC, a privately held strategic advisory services company since September 1998. From June 1992 through September 1998, he was a principal with Mantis Holdings, an investment holdings company and also was special counsel to the law firm of Epstein, Becker & Green, P.C. Prior to the formation of Mantis in June, 1992, Mr. Campbell was principally engaged as a corporate attorney concentrating in the areas of corporate finance and securities. Mr. Campbell received his undergraduate degree from The University of Michigan, his Juris Doctorate from Wayne State University, and his Masters in Corporation Law from New York University.

     All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Directors receive no compensation for serving on the Board of Directors other than the reimbursement of reasonable expenses incurred in attending meetings. Any director or the entire Board of Directors may be removed at any time but only for cause and only by the affirmative vote of holders of at least 75% of the voting power of all of our then outstanding capital stock. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. We have not entered into employment agreements or other understandings with our directors or executive officers concerning compensation. No cash compensation will be paid to any officer or director in their capacities as such until after the consummation of the first business combination. Since the role of present management after the consummation of a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to such persons after the consummation of a business combination.

     The day to day operations of the company include reviewing acquisition candidates and assuring the company is current in its SEC reporting requirements. There will be several days of inactivity and other days where the officers are actively evaluating and negotiating an acquisition. While the company does not currently anticipate the use of consultants in connection with any acquisition, if the officers feel that involvement of other parties are appropriate for evaluating an acquisition target a consultant may be hired. It is expected that any consultant would be paid in stock so as not to impact the use of proceeds.

     No family relationships exist among any of the named directors or officers. No arrangement or understanding exists between any such director or officer and any other person pursuant to which any director or officer was elected as a director or officer.

Limitation of Liability; Indemnification of Directors and Officers

     Our Certificate of Incorporation provides that a director of our company will not be personally liable to our company or our shareholders for monetary damages for conduct as a director, except for:

     o any breach of the director's duty of loyalty to our company or our stockholders,

     o    acts  or  omissions  not  in  good  faith  or  involving   intentional
          misconduct by the director or a knowing violation of law by the director,

     o any willful or negligent assent to an unlawful dividend or purchase or redemption of shares, or

     o any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

     Our certificate of incorporation and by-laws also provide that we will indemnify and advance expenses to the fullest extent permitted by the Delaware General Corporation Law, to each person who is a director or officer of our company. This indemnity is available if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of our corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Conflicts of Interest

     The consummation of a business combination may require a greater period of time than if management devoted their full time to our affairs. However, each officer and director will devote such time as she or he deems reasonably necessary to carry out the business and affairs of our company, including the evaluation of potential target businesses and the negotiation of a business combination and, as a result, the amount of time devoted to our business and affairs may vary significantly depending upon, among other things, whether we have identified a target business or are engaged in active negotiation of a business combination. We expect that our officers will spend 15 to 20 hours per month of their time on the business affairs of the company until a potential business combination has been identified, upon which event they expect to spend significantly more time until such business combination is consummated. There can be no assurance that any of the foregoing conflicts will be resolved in favor of our company. In connection with any stockholder vote relating either to approval of a business combination or the liquidation of the company all of its officers and directors (and any stockholders who are affiliated with its officers and directors), have agreed to vote all of their respective shares of Common Stock in accordance with the vote of the majority of the shares voted by all non-affiliated public stockholders (in person or by proxy) with respect to such business combination or liquidation.

Management's experience with prior blank check offerings

     Management has conducted one prior "blank check" offering for a company called 1997 Corp., which was declared effective by the SEC in June 1997, and raised $150,000. That company was merged with a company called CyBear, Inc. on November 19, 1998, resulting in the original shareholders of 1997 Corp. owning 2% of the company following the merger. The name of 1997 Corp. was changed to CyBear and is currently traded under the NASDAQ national market symbol "CYBR." Neither Ms. Haselton, nor Mr. Campbell has had any involvement with 1997 Corp. or CyBear since conclusion of the merger. Ms. Haselton invested $10,000 in 1997 Corp. and received 5,000 shares of common stock and Mr. Campbell invested organizational services and $10,000 and received 10,000 shares of common stock. Their shares collectively represented 33% of the outstanding shares of 1997 Corp. immediately following its initial public offering and less than one percent (1%) of the outstanding shares of CyBear following the merger. They did not take any fees or other compensation from 1997 Corp. Management is not currently involved with any other `blind pool' companies and does not currently intend to undertake any more "blind pool" offerings following this one.

                              CERTAIN TRANSACTIONS

     In January 2000, we issued 18,302 shares of Common Stock to each of StockBridge Investment Partnership III (the administrative manager of which is controlled by Richard L. Campbell), and Mantis Partners IV, LP (of which Richard
L. Campbell is a general partner) for aggregate consideration of $2,525, and 20,896 shares of Common Stock to Judith S. Haselton, for $2,500.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of the date hereof, and as adjusted to reflect the sale of the shares of Common Stock offered by us hereby, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by us to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group:

                                                               Amount      Percentage of Outstanding
                                                                and         Shares of Common Stock
                                                             Nature of     ------------------------
                                                             Beneficial     Before          After
                  Name or Group                              Ownership     Offering        Offering
                  -------------                              ---------     --------        --------
Judith S. Haselton                                             20,896       16.72%           8.36%
315 West 106th Street
Fourth Floor
New York, New York 10025

Richard L. Campbell (1)                                        36,604       29.28%          14.64%
305 East Grand River
Brighton, Michigan 48116

All executive officers and directors as a group
  (two persons)..................................              57,500        46.0%           23.0%

----------

(1) Consists of 18,302 shares owned by StockBridge Investment Partnership III and 18,302 shares owned by Mantis Partners IV, L.P. StockBridge Investment Partnership III, which was formed solely for the purpose of acquiring those shares of Common Stock, is indirectly controlled by Mr. Campbell. Mr. Campbell is a general partner of Mantis Partners IV, L.P.

Ms. Haselton has sole investment and voting control over the shares owned by her. Mr. Campbell indirectly shares the investment and voting power over the 18,302 shares owned by StockBridge Investment Partnership III through control of StockBridge Investment Management Group, the administrative manager of StockBridge Investment Partnership III. StockBridge Investment Management Group is a general partnership consisting of companies controlled by Mr. Campbell and Messrs. Glen Gulyas and Paul Nasto. Messrs. Gulyas and Nasto are otherwise unaffiliated with the company and our officers and directors. Mr. Campbell has sole investment and voting control over the shares owned by Mantis Partners IV, LP.

                            DESCRIPTION OF SECURITIES

Common Stock

     We are authorized to issue 2,000,000 shares of Common Stock, par value $.001 per share. As of the date of this Prospectus, 125,000 shares of Common Stock are outstanding. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors. Stockholders cannot cause a special meeting of stockholders to be called unless holders of at least 50% of the voting power of all shares of capital stock so request in writing and a majority of the entire Board of Directors concurs.

     The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of the funds legally available for such purpose. Subject to the requirements of Rule 419, in the event of the liquidation, dissolution or winding up of the company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock to be issued in this offering, when issued against payment therefor, will be, validly authorized and issued, fully paid and nonassessable.

Preferred Stock

     Our Certificate of Incorporation authorizes the issuance of 500,000 shares of "blank check" preferred stock, par value $.01 per share (the "Preferred Stock"), with such designations, powers, preferences, rights, qualifications, limitations and restrictions and in such series as the Board of Directors, subject to the laws of the State of Delaware, may determine from time to time. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. The Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control. No shares of Preferred Stock are currently outstanding. Although we do not currently intend to issue any shares of Preferred Stock, there can be no assurance that we will not do so in the future.

Dividends

     We do not expect to pay dividends prior to the consummation of a business combination. Future dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to the consummation of a business combination. The payment of dividends subsequent to the consummation of a business combination will be within the discretion of the Board of Directors. We presently intend to retain all earnings, if any, for use in our business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

Transfer Agent and Registrar

     The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon the consummation of this offering we will have 250,000 shares of Common Stock outstanding. All of the 125,000 presently outstanding shares are deemed to be "restricted securities", as that term is defined under Rule 144 promulgated under the Securities Act, as such shares were issued in private transactions not involving a public offering. None of such shares are eligible for sale under Rule 144 until January 2001.

     In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the company (or persons whose shares are aggregated), who has beneficially owned the restricted shares of Common Stock to be sold for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on an exchange or NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate for at least the three months immediately preceding the sale and who has beneficially owned the shares of Common Stock to be sold for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. The SEC has expressed the position that holders of securities in a "blank check" company acquired prior to a public offering may only sell or transfer their shares pursuant to a registration regardless of how long such securities have been held by such persons. While the company does not concur with this view as it relates to the present shareholders of the company, we anticipate that we will file a separate registration statement covering such shares on or about the time we file a post-effective amendment respecting a business combination.

     Prior to this offering, there has been no market for the Common Stock and no prediction can be made as to the effect, if any, that market sales of restricted shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market would likely adversely affect prevailing market prices for the Common Stock and could impair our ability to raise capital through the sale of its equity securities.

                       PLAN OF OFFERING - ESCROW OF FUNDS

     We hereby offer the right to subscribe at $1.00 per Share on an "all or none, best efforts" basis for a total of 125,000 shares, through Merit Capital Associates, Inc. Merit will be paid a 3% fee (or $3,750) for acting as an underwriter of the offering. In addition, the company will indemnify the underwriter for any problems resulting from the actions or inactions of the company. No other fees are being paid to the Underwriter in connection with this offering. The company does not intend to use any electronic distribution methods in connection with this offering.

     There is no requirement for any minimum number of shares to be purchased by an individual purchaser. Pursuant to Rule 419, we are required to promptly deposit into escrow the net offering proceeds, after deduction for offering expenses. No officer, director or shareholder intends to purchase shares in the offering and if any of these affiliates does purchase shares, it will be for investment purposes only and not with a view toward redistributing those shares. The deposited funds may not be released until an acquisition meeting certain specified criteria has been made and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. See "Proposed Business - Rule 419 Prescribed Acquisition Criteria and Reconfirmation."

     There are no plans, proposals, arrangements or understandings with respect to the sale of additional securities to affiliates, current shareholders or others following the registered distribution, but prior to the location of a business opportunity.

Method of Subscribing

     Persons may subscribe by filling in and signing the subscription agreement and delivering it to us, prior to ______, 2001 (90 days from the date of this Prospectus), unless extended for an additional 90 days at the discretion of the Board of Directors. The company will advise the subscribers in writing by letter of an extension, if any. The subscription price of $1.00 per Share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of "SB Merger Corp.-Escrow Account." Certificates for shares of Common Stock subscribed for will be issued as soon as practicable after subscriptions have been accepted and promptly deposited into escrow in accordance with Rule 419. Subscriptions may not be withdrawn once made, except in accordance with applicable law (in this regard, see "Proposed Business - Reconfirmation Offering") and subscriptions for fractional share amounts will not be accepted.

     In the event there are only a few subscribers to the offering it is likely that no market maker will be obtained and no public market will ever develop. Thus subscribers run the risk that they may never be able to sell their Shares.

     There have not been any preliminary discussions or understandings between us and any market maker regarding the participation of any such market maker in the future trading market, if any, for our securities. Subsequent to an acquisition, it is contemplated that either the President of the company or a principal of the target company will solicit potential market makers. There can be assurances that any broker will ever agree to make a market in our securities. The company hopes that Merit will act as a market maker once the shares begin trading. Merit has indicated an interest in doing so, but is not obligated to undertake such activity.

Expiration Date

     The subscription offer will expire at 3:00 P.M. New York time, on ________, 2001 (90 days from the date of this prospectus; which may be extended until ________, 2001 at our option or at our election on an earlier date after the acceptance of subscriptions for a total of 125,000 shares. The company will advise the subscribers in writing by letter of an extension if any.

Right to Reject

     We reserve the right to reject any subscription in our sole discretion for any reason whatsoever and to withdraw this offering at any time prior to acceptance by us of the subscriptions received.

     In many States, no exemption may exist for the sale of our securities or for secondary trading. Anyone who purchases shares may be unable to resell the securities offered herein except in states in which the securities have been "Blue-Skied" or for which an exemption is available. Many states do not permit securities of blank check companies to trade in those states. A number of states that do permit such trading impose conditions such as the escrow of offering proceeds, and also provide purchasers the right to rescind the stock purchase. Purchasers of shares will not have the protection afforded by states, which restrict sales of securities in blank check companies. We only intend to register the shares for sale in states that do not impose such restrictions.

SEC Rules

     Our securities are subject to Securities and Exchange Commission Rule 15g-9 of the Exchange Act, which imposes additional sales practice requirements on broker-dealers who sell such "penny stock" securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule is likely to affect the ability of broker/dealers to sell our securities and also is likely to affect the ability of purchasers in this offering to sell their shares in the secondary market.

     The SEC has adopted regulations which define a "penny stock" to be an equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotation for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                  LEGAL MATTERS

     The legality of the securities being registered by the Registration Statement of which this Prospectus is a part is being passed upon by Gusrae, Kaplan & Bruno, PLLC, New York, New York.

                                     EXPERTS

     The financial statements included in this Prospectus have been audited by Feldman Sherb & Co., P.C., independent certified public accountants, to the extent and for the period set forth in their report appearing elsewhere herein, and is included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

     We have filed with the SEC a Registration Statement under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to our company and this offering, reference is made to the Registration Statement, including the exhibits and schedules filed therewith, copies of which may be obtained at prescribed rates from the Commission at its principal office at 450 Fifth Street N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: Suite 1300, 7 World Trade Center, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement is also available through the SEC's website at the following address: http://www.sec.gov. Descriptions contained in this Prospectus as to the contents of any agreement or other documents filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such agreement or document.

     We intend to furnish to our stockholders annual reports containing financial statements audited and reported upon by its independent public accountants.

                          INDEX OF FINANCIAL STATEMENTS

Report of Independent Auditors...............................................F-2
  Balance Sheet at August 31, 2000...........................................F-3
  Statement of Operations from Inception to August 31, 2000..................F-4
  Statement of Cash Flows from Inception to August 31, 2000. ................F-5
  Notes to Financial Statements..............................................F-6

                          INDEPENDENT AUDITORS' REPORT


To the Stockholder of
SB Merger Corp.
New York, New York

We have audited the accompanying balance sheet of SB Merger Corp. (a development stage enterprise) as of August 31, 2000 and the related statements of operations and cash flows for the period January 3, 2000 (Inception) to August 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SB Merger Corp. (a development stage enterprise) at August 31, 2000 and the results of its operations and its cash flows for the period January 3, 2000 (Inception) to August 31, 2000 in conformity with generally accepted accounting principles.


                                        /s/ Feldman Sherb  & Co., P.C.
                                        Feldmam Sherb & Co., P.C.
                                        Certified Public Accountants

September 18, 2000
New York, New York

                                 SB MERGER CORP.
                        (A Development Stage Enterprise)

                                  BALANCE SHEET

                                 AUGUST 31, 2000


                                      ASSET

Cash                                                                   $ 14,212
                                                                       ========


                              STOCKHOLDERS' EQUITY

Preferred stock, $.01 par value, authorized 500,000 shares,
     none issued or outstanding                                        $     --
Common stock, $.001 par value, authorized 2,000,000 shares
     issued and outstanding 125,000 shares                                  125
Paid in capital                                                          29,875
Deficit accumulated during the
     development stage                                                  (15,788)
                                                                       --------
                                                                       $ 14,212
                                                                       ========


                        See notes to financial statements

                                 SB MERGER CORP.
                        (A Development Stage Enterprise)

                             STATEMENT OF OPERATIONS

          FOR THE PERIOD JANUARY 3, 2000 (INCEPTION) TO AUGUST 31, 2000


REVENUES                                                              $    --


GENERAL AND ADMINISTRATIVE EXPENSES                                      15,788
                                                                      ---------

NET LOSS                                                                (15,788)
                                                                      =========

BASIC LOSS PER SHARE OF COMMON STOCK                                  $   (0.13)
                                                                      =========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                              125,000
                                                                      =========


                        See notes to financial statements

                                 SB MERGER CORP.
                        (A Development Stage Enterprise)

                             STATEMENT OF CASH FLOWS

          FOR THE PERIOD JANUARY 3, 2000 (INCEPTION) TO AUGUST 31, 2000


CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                                         $(15,788)
                                                                       --------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from sale of capital stock                                30,000
                                                                       --------

NET INCREASE IN CASH                                                     14,212

CASH - Beginning of period                                                 --
                                                                       --------

CASH - End of period                                                   $ 14,212
                                                                       ========


                        See notes to financial statements

                                 SB MERGER CORP.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

                                 AUGUST 31, 2000


1.   FORMATION OF COMPANY

          SB Merger Corp. (a development stage enterprise) (the "Company"), was incorporated in the state of Delaware on January 3, 2000. It intends to serve as a vehicle to effect a business combination with a target business (not yet identified). The Company intends to utilize the net proceeds of offerings of equity and/or debt securities, bank and other borrowings or a combination thereof in effecting a Business combination.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a.   The financial statements are prepared on an accrual basis.

     b. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make significant estimates and assumptions that effect the reporting amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

     c. Basic loss per share is computed using the weighted average number of outstanding common shares. Diluted per share amounts when applicable include the effect of dilutive common stock equivalents from the assumed exercise of options and warrants.

--------------------------------------------------------------------------------



                                 SB MERGER CORP.

                                 125,000 Shares


                                 ---------------

                                   PROSPECTUS

                                 --------------


                                __________, 2001


                                 ---------------

Until 90 days after the release from escrow of funds and shares offered hereby, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


--------------------------------------------------------------------------------

                                    PART II.

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 24. Indemnification of Directors and Officers.

     SB Merger Corp. (the "Company") is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Article Tenth of the Certificate of Incorporation and Article VI of the Bylaws of the company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. Reference is made to the Certificate of Incorporation of the company, filed as Exhibit 3.1 hereto.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of our Certificate of Incorporation contains such a provision.

Item 25. Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.


     Filing Fee -- Securities and Exchange Commission ........   $    33.00
     Filing Fee -- National Association of Securities Dealers        512.50
     Fees and Expenses of Accountants ........................     5,000.00
     Fees and Expenses of Counsel ............................     5,000.00
     Printing and Engraving Expenses .........................     5,500.00
     Blue Sky Fees and Expenses ..............................     5,000.00
     Transfer and Warrant Agent fees .........................     1,000.00
     Miscellaneous Expenses ..................................     2,954.50
                                                                 ----------
               Total .........................................   $25,000.00
                                                                 ==========

Item 26. Recent Sales of Unregistered Securities.

     In January 2000, the company sold 20,896 shares to Judith Haselton, and 18,302 shares to each of StockBridge Investment Partners III (the administrative manager of which is controlled by Richard L. Campbell), and Mantis Partners IV, LP (of which Richard L. Campbell is a General Partner). Mr. Campbell and Ms. Haselton are the company's founders, officers and directors. The aggregate consideration for such shares was $5,025, which was paid in full at the time in connection with the organization of the company. Such shares were issued in reliance upon the exemption from the registration requirements of the Securities Act contained in Section 4(2) thereof. In addition, in April 2000 we issued 67,500 shares to 15 accredited investors for $24,975. We issued such securities in reliance upon the exemption from the registration requirements of the Securities Act contained in Rule 506 of Regulation D promulgated under the Securities Act. No other shares have been issued by the company.

Item 27. Exhibits.

   1.0    --     Underwriting Agreement
   3.1    --     Certificate of Incorporation. *
   3.2    --     Bylaws of the Company *

   5      --     Opinion of Gusrae, Kaplan & Bruno *
  10.1    --     Form of Escrow Agreement for proceeds from sale of Shares. *
  10.2    --     Form of Escrow Agreement for outstanding Common Stock. *
  23.1    --     Consent of Feldman Sherb & Co., P.C. *
  23.2    --     Consent of Counsel. (Included in Exhibit 5). *
  99      --     Subscription Agreement for Common Stock. *

----------

* Previously filed as exhibits to the company's registration statement (No. 333-39044) on Form SB-2.

Item 28. Undertakings.

     The undersigned small business issuer hereby undertakes:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     For purposes of determining any liability under the Act, the small business issuer will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

     For determining any liability under the Act, the small business issuer will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on the 8th day of January, 2001.


                                        SB Merger Corp.


                                        By:  /s/ Richard L. Campbell
                                             ---------------------------------
                                             Richard L. Campbell
                                             Secretary


     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


         Signature                                 Title                              Date
         ---------                                 -----                              ----


/s/  Judith Haselton             Chairman of the Board, President,  Director     January 8, 2001
---------------------------
     Judith Haselton


/s/ Richard L. Campbell          Secretary, Treasurer, Director                  January 8, 2001
---------------------------
    Richard L. Campbell